Fund #848, Ohio Tax Exempt Income Fund
11/30/03 Semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	Class A		3,367
	Class B		646


72DD2 	Class M		57


73A1	Class A		0.1730
	Class B		0.1431


74A2	Class M		0.1594


74U1	Class A		18,407
	Class B		4,123


74U2	Class M		351


74V1	Class A		9.16
	Class B		9.15


74V2	Class M		9.17